EXHIBIT 32.2
Certifications Pursuant to 18 U.S.C §1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of BancPlus Corporation and Subsidiaries (the “Company”) for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, M. Ann Southerland, Senior Executive Vice President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 10, 2021
/s/ M. Ann Southerland
M. Ann Southerland
Senior Executive Vice President and Chief Financial Officer